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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 22, 2000, relating to the financial statements and financial highlights of The Prudential Diversified Funds, consisting of Conservative Growth Fund, Moderate Growth Fund, and High Growth Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
October 4, 2000